Exhibit 10.10

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request.

EXCLUSIVE RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT

This Agreement (“AGREEMENT”) is made and entered into August 15, 2005 (the “EFFECTIVE DATE”) by and between Lipoxen Technologies Limited, a company registered in England and Wales with company number 03401495 and having its registered office at Suite 303, Hamilton House, Mabledon Place, London WC1H 9BB (“LIPOXEN”); Baxter Healthcare SA (“BHSA”), a corporation organized and existing under the laws of Switzerland, and Baxter Healthcare Corporation (“BHC”) having its principal place of business at One Baxter Parkway, Deerfield, Illinois 60015 (BHSA and BHC collectively referred to as “BAXTER”). LIPOXEN and BAXTER may be referred to herein individually as a “PARTY” and collectively as the “PARTIES.”

RECITALS

WHEREAS, BAXTER is in the business of developing, making, marketing and selling biopharmaceutical products for the treatment of blood and bleeding disorders and has developed [***] :

WHEREAS, BAXTER has developed proprietary technology concerning [***]

WHEREAS, LIPOXEN has developed a proprietary [***] based on a [***]

WHEREAS, BAXTER and LIPOXEN desire to enter into collaborative technology project(s) to [***] of proteins and molecules in the FIELD, including [***] directly to [***] or by the application of [***] to [***] as a [***]

WHEREAS, BAXTER desires to [***] with LIPOXEN in developing such CONJUGATES and DELIVERY AGENTS in the FIELD and to provide BAXTER with an exclusive license to certain products in the FIELD developed in the course of this AGREEMENT; and

WHEREAS, BAXTER shall bear all costs associated with the research and development of POTENTIAL PRODUCTS, and shall have ultimate control over all product development decisions;

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NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this AGREEMENT, in accordance with and subject to the terms and conditions specified below, the PARTIES agree as follows:

AGREEMENT

1.	Definitions

1.1	“ACCEPTANCE DATE” means the date upon which BAXTER accepts or is deemed to accept the FINAL REPORT or the REVISED FINAL REPORT which shall be determined in accordance with Section 2.2.

1.2	“AFFILIATE” means, with respect to any person or entity, any other person or entity that directly or indirectly controls, is controlled by, or is under common control with, such person or entity.

1.3	“BANKRUPTCY EVENT has the meaning set forth in Section 15.5.

1.4	“BAXTER CORE TECHNOLOGY” means the following methods, compositions and/or technology which has been developed by BAXTER as of the Effective Date:

(i) [***] a THERAPEUTIC AGENT, including the [***]

(ii) [***] including the identification of [***] or [***] which [***] is bound and the resulting conjugate;

(iii) methods of [***] a THERAPEUTIC AGENT and the COMMERCIAL PRODUCT(s);

(iv) methods of [***] THERAPEUTIC AGENTS, including all methods of: (a) [***] AGENT is expressed, (b) [***] the THERAPEUTIC AGENT from the [***] and (c) [***] the THERAPEUTIC AGENT;

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(v) methods of [***] the COMMERCIAL PRODUCTS including [***] of such COMMERCIAL PRODUCTS into a pharmaceutical compound; and/or

(vi) [***] disclosed in the BAXTER [***]

1.5	“BAXTER CORE TECHNOLOGY INVENTIONS” has the meaning set forth in Section 13.5.

1.6	“BAXTER INDEMNITEE” has the meaning set forth in Section 12.1.1.

1.7	“BAXTER KNOW-HOW” means all KNOW-HOW CONTROLLED by BAXTER that is reasonably necessary for LIPOXEN in connection with LIPOXEN’S performance of its obligations under this AGREEMENT. BAXTER PATENT RIGHTS are excluded from the definition of BAXTER KNOW-HOW.

1.8	“BAXTER PATENT RIGHTS” means all PATENTS and PATENT APPLICATIONS CONTROLLED by BAXTER that are necessary for LIPOXEN in connection with LIPOXEN’S performance of its obligations under this AGREEMENT.

1.9	“BAXTER [***] means the PATENT APPLICATION which has been disclosed to LIPOXEN [***].

1.10	“BLA” means a Biologics License Application filed with the FDA pursuant to 21 C.F.R. § 601.2 et seq., or any foreign equivalent filed with the regulatory authorities in a country or territory to obtain MARKETING AUTHORIZATION for COMMERCIAL PRODUCT(S) in such country or territory.

1.11	“CLAIMS” has the meaning set forth in Section 12.1.1.

1.12	“COMMERCIAL PRODUCT(S)” means one or more POTENTIAL PRODUCTS that have successfully completed PHASE 3 CLINICAL TRIALS and have

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received MARKETING AUTHORIZATION in any territory in the world, which BAXTER, its SUBLICENSEES and/or their respective AFFILIATES market and/or sell.

1.13	“COMPETITIVE BUSINESS” means participating in the research, development, marketing, selling or distributing of any product in the FIELD.

1.14	“CONFIDENTIAL INFORMATION” has the meaning set forth in Section 10.2.

1.15	“CONJUGATE(S)” means [***] of a DELIVERY AGENT to a therapeutic agent (including a THERAPEUTIC AGENT).

1.16	“CONTINUATION NOTICE” has the meaning set forth in Section 2.3

1.17	“CONTROL(LED)” means the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement with any THIRD PARTY, and for the purpose of defining “KNOW-HOW” means that which falls within any of the exclusions from confidentiality set forth in Section 10.2(i) and (ii).

1.18	“DELIVERY AGENT” means [***] and/or a [***] including the SELECTED DELIVERY AGENTS.

1.19	“DISCLOSING PARTY” means the PARTY disclosing CONFIDENTIAL INFORMATION to the other PARTY hereunder.

1.20	“DOLLAR(S)” means United States dollars.

1.21	“EMEA” means the European Medicines Agency, and any successor agency thereto, having the administrative authority to regulate the marketing of human pharmaceutical products, biological therapeutic products and delivery systems in the European Union.

1.22	[***] means a [***] including the full-length [***] protein, [***] and any recombinantly produced equivalents thereof, and any derivatives, mutations, deletions or substitutions thereto.

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1.23	“FDA” means the United States Food and Drug Administration, or any successor entity that may be established hereafter which has substantially the same authority or responsibility currently vested in the United States Food and Drug Administration.

1.24	“FIELD” means any biologic or pharmaceutical agent used to [***] including the [***] disorders such as [***] disease, but excluding, for the avoidance of doubt, any biologic or pharmaceutical agent used to [***]

1.25	“FINAL REPORT” has the meaning set forth in Section 2.2.

1.26	“FIRST COMMERCIAL SALE” means, with respect to each COMMERCIAL PRODUCT, the first sale by BAXTER, its SUBLICENSEE or their respective AFFILIATES to a THIRD PARTY following receipt of MARKETING AUTHORIZATION in the country of sale.

1.27	“FTE” means the equivalent of an employee working one thousand six hundred and eighty seven (1687) labor hours per year.

1.28	“FTE Rate” means [***] per year.

1.29	“INVENTIONS” means any and all ideas, concepts, methods, procedures, processes, improvements, inventions and discoveries, whether or not patentable, that are conceived or made in the course of the performance of activities conducted in connection with this AGREEMENT including the development or manufacture of a POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S).

1.30	“JOINT INVENTION” has the meaning set forth in Section 13.3.

1.31	“JOINT PATENT APPLICATIONS” has the meaning set forth in Section 13.7.

1.32

“KNOW-HOW” means all technical, scientific and other know-how, data, materials, information, trade secrets, ideas, formulae, inventions, discoveries, processes, machines, compositions of matter, improvements, protocols,

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techniques, works of authorship, and results of experimentation and testing (whether or not patentable) in written, electronic, oral or any other form that does not fall within any of the exclusions from confidentiality set forth in Section 10.2(i) and (ii).

1.33	“LAW(S)” means any local, state or federal rule, regulation, statute or law in any jurisdiction relevant to the activities undertaken pursuant to this AGREEMENT or applicable to either of the PARTIES with respect to any matters set forth herein.

1.34	“LICENSE COMMENCEMENT DATE” means the date upon which Lipoxen receives [***] milestone payment due in accordance with Section 2.3.

1.35	“LIPOXEN CORE TECHNOLOGY” means the following methods, compositions or technology which has been developed by LIPOXEN as of the EFFECTIVE DATE: (i) [***] (including a SELECTED DELIVERY AGENT); (ii) [***] (including a SELECTED DELIVERY AGENT) by themselves or in combination, including the [***] (including a SELECTED DELIVERY AGENT) to [***] (iii) [***] DELIVERY AGENTS (including SELECTED DELIVERY AGENTS); (iv) [***] DELIVERY AGENTS (including SELECTED DELIVERY AGENTS) to or [***] DELIVERY AGENTS (including SELECTED DELIVERY AGENTS) [***] (v) [***] or [***] or more DELIVERY AGENTS (including SELECTED DELIVERY AGENTS) to or [***] DELIVERY AGENTS (including SELECTED DELIVERY AGENTS) [***] (vi) [***] (2) or more DELIVERY AGENTS (including SELECTED DELIVERY AGENTS) in [***] and (vii) the technology described in the LIPOXEN PATENT RIGHTS. For purposes of clarification, the LIPOXEN CORE TECHNOLOGY [***] DELIVERY AGENTS with [***]

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1.36	“LIPOXEN CORE TECHNOLOGY INVENTIONS” has the meaning set forth in Section 13.4.

1.37	“LIPOXEN INDEMNITEE” has the meaning set forth in Section 12.1.2.

1.38	“LIPOXEN KNOW-HOW” means all KNOW-HOW CONTROLLED by LIPOXEN that pertains to DELIVERY AGENTS [***] POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S) or or that is necessary or useful for BAXTER in connection with the performance its obligations or the exercise of its rights under this AGREEMENT. LIPOXEN PATENT RIGHTS are excluded from the definition of LIPOXEN KNOW-HOW.

1.39	“LIPOXEN PATENT RIGHTS” means all of the PATENTS and PATENT APPLICATIONS CONTROLLED by LIPOXEN which (i) pertain to [***] composition, manufacture, sale, or import of POTENTIAL PRODUCTS or COMMERCIAL PRODUCTS, and (ii) [***] make, have made, use, sell, have sold and import POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S) pursuant to the license set forth in Section 3.1; including those contained in Schedule V of this AGREEMENT.

1.40	“LIPOXEN LICENSED TECHNOLOGY” means, collectively, the LIPOXEN PATENT RIGHTS and LIPOXEN KNOW-HOW.

1.41	“MANUFACTURING TECHNOLOGY” means the PATENTS and KNOW HOW CONTROLLED by LIPOXEN at the date of any technology transfer pursuant to Section 4.3 [***].

1.42	“MARKETING AUTHORIZATION” means the requisite governmental approval for the marketing and sale of each COMMERCIAL PRODUCT in a given country.

1.43	“MILESTONE PAYMENTS” and “MILESTONE EVENTS” means the milestone payments and milestone events, all as set forth in Section 2.3 and Schedule III.

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1.44	“NET SALES” means the amount invoiced by BAXTER, its SUBLICENSEES or their respective AFFILIATES for the sale of each COMMERCIAL PRODUCT to THIRD PARTIES. NET SALES shall be reduced by the following provided that the reductions can be supported by written evidence (which evidence is not required to be shown on any invoice):

(i) customary trade and quantity discounts actually allowed and taken;

(ii) allowances actually given for returned COMMERCIAL PRODUCT(S);

(iii) shipping, freight and insurance;

(iv) allowances or rebates actually given pursuant to Federal, State and/or government-mandated programs which require a manufacture/distributor rebate, including Medicare and Medicaid; and

(v) value added or import/export tax, sales, use or turnover taxes, excise taxes and customs duties.

1.45	“NON-DISCLOSURE AGREEMENT” means that agreement entered into between the PARTIES on December 28, 2004 providing for confidential treatment of the PARTIES’ information.

1.46	“OPTION EXERCISE DATE” has the meaning set forth in Section 2.3.

1.47	“PATENT” means any patent including any extension, substitution, registration, confirmation, reissue, supplemental protection certificate, re-examination or renewal thereof (and in each case any foreign counterpart thereto).

1.48	“PATENT APPLICATION” means an application for letters patent, including a provisional application, converted provisional application, continuation application, a continued prosecution application, a continuation-in-part application, a divisional application, a re-examination application, and a reissue application (and in each case any foreign counterpart thereto).

1.49	“PHASE 1 CLINICAL TRIAL” means a study in humans, conducted in accordance with 21 C.F.R. § 312.21(a) (or the equivalent LAWS and regulations in jurisdictions outside the United States).

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1.50	“PHASE 2 CLINICAL TRIAL” means a controlled clinical trial, conducted in accordance with 21 C.F.R. § 312.21(b) (or the equivalent LAWS and regulations in jurisdictions outside the United States).

1.51	“PHASE 3 CLINICAL TRIAL,” means a controlled or uncontrolled clinical trial, conducted in accordance with § 21 C.F.R. 312.21(c) (or the equivalent LAWS and regulations in jurisdictions outside the United States).

1.52	“POLYSIALIC ACID” means any substance containing one or more sialic acid residue including: (a) linear polymers or oligomers; (b) branched polymers or oligomers; (c) the alpha-2,8-linked homopolymer of sialic acid that comprises the capsular polysaccharide of (i) E. coli strain K1, and (ii) the group-B meningococci; and (d) the alternating alpha-2,8/alpha-2-9 linked polymer of E. coli strain K92.

1.53	“POTENTIAL PRODUCT” means the chemical entity resulting from the covalent or non-covalent attachment of any DELIVERY AGENT to any THERAPEUTIC AGENT.

1.54	“QUALITY AGREEMENT” means the quality agreement which shall be agreed to by the PARTIES in good faith no later than the commencement of the first PHASE 1 CLINICAL TRIAL relating to a POTENTIAL PRODUCT.

1.55	“QUARTER” means the calendar quarterly periods ending March 31, June 30, September 30 and December 31.

1.56	“RECIPIENT means the PARTY receiving CONFIDENTIAL INFORMATION hereunder.

1.57	“RESEARCH COMMITTEE” means the committee described in Section 2.6.

1.58	“RESEARCH MIDPOINT” means the date upon which BAXTER receives the [***] samples pursuant to the RESEARCH PLAN, as specified in Section fourteen (14) of the Research Plan.

1.59	“RESEARCH PLAN” means the PARTIES’ respective activities and responsibilities as set forth in the RESEARCH PLAN attached hereto as Schedule I.

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1.60	“RESPONSIBLE PARTY” has the meaning set forth in Section 13.7.

1.61	“ROYALTY RATE” means, for each calendar year:

[***] on NET SALES which range from [***]

[***] on NET SALES which range from [***]

[***] on NET SALES which range from [***]; and

[***] on NET SALES which range from [***]

1.62	“SELECTED DELIVERY AGENT” means a DELIVERY AGENT that is attached to a THERAPEUTIC AGENT for a POTENTIAL PRODUCT, in accordance with a selection made by the RESEARCH COMMITTEE.

1.63	“SOLE INVENTION” has the meaning set forth in Section 13.3.

1.64	“SPECIFICATIONS” means the specifications for a DELIVERY AGENT to be used in POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S), that are agreed in writing by the RESEARCH COMMITTEE and which will be set forth in the QUALITY AGREEMENT.

1.65	“STAGE I” means the period of implementing the initial RESEARCH PLAN, commencing upon the EFFECTIVE DATE and ending upon the ACCEPTANCE DATE.

1.66	“SUBLICENSE AGREEMENT” means any agreement between BAXTER and a SUBLICENSEE relating to this AGREEMENT.

1.67	“SUBLICENSEE” means any person or entity, including AFFILIATES, to which BAXTER grants a sublicense (i) to research and/or develop POTENTIAL

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PRODUCTS or COMMERCIAL PRODUCT(S), or (ii) to make, have made, use, sell, have sold and/or import POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S) (which for the purposes hereof will include the right to distribute, market or promote).

1.68	“SUPPLY AGREEMENT” means the supply agreement to be entered into by the PARTIES in accordance with Section 4.1 and the other terms of this AGREEMENT.

1.69	[***]

1.70	“TERM” has the meaning set forth in Section 15.1.

1.71	“THERAPEUTIC AGENT” means [***] or [***] for use within the FIELD, including [***] having substantially equivalent biological activity to [***]

1.72	THIRD PARTY” means any entity other than LIPOXEN, BAXTER, a SUBLICENSEE of BAXTER or their respective AFFILIATES.

1.73	“VALID PATENT CLAIM” means either: (a) a claim of an issued and unexpired PATENT which is owned or CONTROLLED by LIPOXEN or jointly by the PARTIES and has not (i) expired or been canceled, (ii) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer, or otherwise, or (iv) been abandoned; or (b) a claim filed and kept pending in good faith that is included in a PATENT APPLICATION which is owned or CONTROLLED by LIPOXEN or jointly by the PARTIES.

1.74	[***] means the naturally occurring or recombinantly produced [***] also referred to as [***] and including any derivatives, mutations, deletions or substitutions thereto having the same functionality as [***] or the capability of [***] includes any fraction of [***] or peptide portion thereof having all or some of the functionality as naturally occurring in [***] and in particular the [***]

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2.	Research and Development Activities

2.1	In General. BAXTER shall provide LIPOXEN with [***] and [***] molecules to use in developing DELIVERY AGENTS and POTENTIAL PRODUCTS to be utilized by BAXTER in its research and development activities to [***]. BAXTER shall as soon as possible after the EFFECTIVE DATE provide all of the BAXTER KNOW-HOW to LIPOXEN. At BAXTER’s sole discretion, BAXTER may or may not provide to LIPOXEN data compiled by BAXTER in relation to the [***] data relating to [***] of [***] (and protocols on the various techniques used), [***] protocols, [***] protocols, [***] (including [***]) and publications (patent and research papers).

2.2	STAGE I. During STAGE I of the research and development phase of this AGREEMENT, LIPOXEN will conduct the research and development activities as set forth in the RESEARCH PLAN, on a cost recovery basis. BAXTER shall pay LIPOXEN for all reasonable FTE costs directly incurred and solely associated with carrying out the RESEARCH PLAN. For clarity, BAXTER shall pay LIPOXEN the FTE RATE for actual FTE hours worked, which shall be calculated by multiplying (i) actual hours worked pursuant to this AGREEMENT by (ii) the FTE RATE divided by 1687. Baxter shall also reimburse LIPOXEN for any expenditures for consumables and dedicated equipment directly and solely incurred in carrying out the RESEARCH PLAN. At BAXTER'S request, LIPOXEN shall report all FTE hours to BAXTER, together with any expenses incurred, on a quarterly basis, which BAXTER may audit, pursuant to Section 9.2. The estimated costs for such expenditures are set forth in Schedule II of this AGREEMENT. LIPOXEN's expenditures will not exceed such estimates without BAXTER'S prior written consent. The PARTIES agree that BAXTER shall pay LIPOXEN for its work on the RESEARCH PLAN strictly in accordance with the payment schedule set forth in Schedule I of this AGREMEENT.

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Provided that neither PARTY has terminated this AGREEMENT in accordance with Section 15, on completion of the RESEARCH PLAN, LIPOXEN shall deliver CONFIDENTIAL to BAXTER a FINAL REPORT that describes the work conducted by LIPOXEN pursuant to the RESEARCH PLAN and provides data related to production, scale-up (methods for producing up to 20mg of POTENTIAL PRODUCTS) and characterization of candidate preparations of any POTENTIAL PRODUCTS, in accordance with the RESEARCH PLAN. LIPOXEN shall also deliver test samples of POTENTIAL PRODUCTS in sufficient quantities as described in the RESEARCH PLAN to perform further in vitro and in vivo characterization at BAXTER in appropriate animal models. The PARTIES shall own the FINAL REPORT, in accordance with the provisions set out in Section 13. BAXTER'S acceptance of the FINAL REPORT shall not be unreasonably withheld or delayed. BAXTER shall notify LIPOXEN in writing of any objections ("OBJECTIONS") it has to the FINAL REPORT in response to which LIPOXEN shall be entitled to submit a revised FINAL REPORT (the "REVISED FINAL REPORT) to BAXTER. BAXTER shall be deemed to accept the FINAL REPORT or the REVISED FINAL REPORT (as the case may be) unless LIPOXEN receives OBJECTIONS from BAXTER within ten (10) days of delivery of the FINAL REPORT or the REVISED FINAL REPORT (as the case may be) to BAXTER. Either PARTY shall be entitled to terminate this AGREEMENT on immediate written notice to the other PARTY if BAXTER has not accepted the FINAL REPORT or the REVISED FINAL REPORT within three (3) calendar months of the date upon which the FINAL REPORT was first delivered to BAXTER.

SSubject to the restrictions on the RESEARCH COMMITTEE set out in Section 2.6, the RESEARCH COMMITTEE may make reasonable modifications to the RESEARCH PLAN and the content required in the FINAL REPORT provided that:- (a) any modification does not materially increase the commitment required by LIPOXEN pursuant to this AGREEMENT; and (b) BAXTER will agree in writing to meet the increased costs reasonably incurred by LIPOXEN to implement any such modifications.

In no event is BAXTER committed or obligated to make any MILESTONE PAYMENTS during STAGE I.

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2.3	Option. After the ACCEPTANCE DATE, this AGREEMENT shall terminate unless BAXTER exercises its option (at its sole discretion) to continue the collaboration pursuant to the terms of this AGREEMENT. BAXTER must notify LIPOXEN in writing of its election to continue with this collaboration (referred to below as the "CONTINUATION NOTICE") within ninety (90) days of the ACCEPTANCE DATE or this AGREEMENT shall be deemed automatically terminated.

If Baxter exercises its option to continue the collaboration after completion of STAGE I, then the PARTIES shall, subject to the terms set out in the paragraph below, agree on a revised RESEARCH PLAN which shall be recorded in writing and signed by the authorized representatives of the PARTIES within thirty (30) days of such OPTION EXERCISE DATE. LIPOXEN shall be entitled to compensation for any work carried out pursuant to the revised RESEARCH PLAN on a cost recovery basis and on the same terms as are set out in Section 2.2. Upon the exercise of its option (OPTION EXERCISE DATE), BAXTER shall pay to LIPOXEN a one-time upfront MILESTONE PAYMENT of [***] , due within thirty (30) days of signing the revised RESEARCH PLAN. Following the EXERCISE OPTION DATE, BAXTER shall be committed to make the additional MILESTONE PAYMENTS referenced in Schedule III upon the occurrence of the events set forth therein (subject to any deductions for the prepayment of such MILESTONE PAYMENTS in accordance with Schedule IV). If the PARTIES cannot agree a revised RESEARCH PLAN within thirty (30) days of receipt by LIPOXEN of the CONTINUATION NOTICE this AGREEMENT shall be deemed automatically terminated.

If a government approval, under the Hart-Scott-Rodino Act of 1976 is legally required before the license set out in Section 3.1 may commence, then:

(a)	BAXTER shall be responsible [***] for applying for any such approval;

(b)	the PARTIES shall make commercially reasonable efforts to obtain any such approval;

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(c)	the commencement of the license shall be conditional upon the obtaining of such approval and the Exercise Option Date shall be deemed to be the date upon which any such approval is obtained;

(d)	the PARTIES shall be bound by the obligation to agree, record in writing and sign the revised RESEARCH PLAN within the 30 day period set out above but, once agreed and signed, implementation of the revised RESEARCH PLAN shall be conditional upon the obtaining of such approval; and

(e)	the 30 day period for payment of the [***] MILESTONE PAYMENT payable pursuant to this Section 2.3 shall commence on the date upon which such approval is obtained.

LIPOXEN shall use commercially reasonable efforts to collaborate and cooperate with BAXTER in researching and developing POTENTIAL PRODUCTS and DELIVERY AGENTS to be utilized in developing POTENTIAL PRODUCTS, pursuant to the RESEARCH PLAN and as directed by the RESEARCH COMMITTEE. Initially, LIPOXEN [***] DELIVERY AGENTS to THERAPEUTIC AGENTS, and shall provide BAXTER with the resulting POTENTIAL PRODUCTS. After the RESEARCH COMMITTEE selects one or more POTENTIAL PRODUCTS to develop, LIPOXEN shall from the OPTION EXERCISE DATE begin transfer of the technology to enable BAXTER to [***] such POTENTIAL PRODUCTS in accordance with Section 2.5 of this AGREEMENT (which transfer will be completed after the LICENSE COMMENCEMENT DATE), and thereafter provide BAXTER with the specific SELECTED DELIVERY AGENTS [***] POTENTIAL PRODUCTS in accordance with the terms of the SUPPLY AGREEMENT.

BAXTER [***] of POTENTIAL PRODUCTS after receipt of the POTENTIAL PRODUCTS and DELIVERY AGENTS, in accordance with the RESEARCH PLAN, and for all costs associated therewith.

For clarity, BAXTER may within the FIELD simultaneously develop one or more POTENTIAL PRODUCTS; take more than one POTENTIAL PRODUCT into

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clinical trials; and commercialize more than one POTENTIAL PRODUCT without payment of multiple MILESTONE PAYMENTS except as specifically set forth in Section 8.1.1. During such clinical trials, or in the event of the cancellation or failure of any such clinical trials, LIPOXEN shall continue to provide SELECTED DELIVERY AGENTS throughout the TERM of this AGREEMENT, at BAXTER'S request, in accordance with the terms of the SUPPLY AGREEMENT.

2.4	Marketing Authorization. As between the PARTIES, BAXTER shall be responsible for all development activities under the RESEARCH PLAN, and for the preparation, filing and maintenance of applications for any BLA or MARKETING AUTHORIZATIONS for each COMMERCIAL PRODUCT. BAXTER shall have the sole responsibility for determining which indications and in which countries within the TERRITORY such MARKETING AUTHORIZATIONS will be pursued.

2.5	Selection of POTENTIAL PRODUCTS and Technology Transfer. The RESEARCH COMMITTEE shall select POTENTIAL PRODUCT(S) and, following such selection, LIPOXEN shall from the OPTION EXERCISE DATE transfer to BAXTER (which transfer will be completed after the LICENSE COMMENCEMENT DATE) technology for the purposes of enabling BAXTER to form the POTENTIAL PRODUCTS [***] SELECTED DELIVERY AGENTS to THERAPEUTIC AGENTS [***] In connection with this technology transfer, LIPOXEN will provide BAXTER with a description of the[***] POTENTIAL PRODUCTS, and will assist in the technical transfer of [***] at the [***] used in the RESEARCH PLAN. Such technical transfer will be deemed successfully completed when LIPOXEN's [***] BAXTER, to BAXTER'S satisfaction. The technical transfer will take place at LIPOXEN'S premises. LIPOXEN shall provide BAXTER with one scientist for twenty (20) working days free of charge to effect the technical transfer but thereafter BAXTER shall pay LIPOXEN for all reasonable out-of-pocket costs and expenses LIPOXEN incurs as a result of the technical transfer on the same terms as are set out in Section 2.2.

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2.6	RESEARCH COMMITTEE. To facilitate communication between the PARTIES and the implementation of the RESEARCH PLAN during this AGREEMENT, the PARTIES shall appoint a RESEARCH COMMITTEE consisting of two representatives nominated by LIPOXEN and two representatives nominated by BAXTER. The initial representatives shall be set forth in writing within 30 days after the EFFECTIVE DATE. Each PARTY may replace its representatives by prior written notice to the other PARTY. Employees of each PARTY who are not on the RESEARCH COMMITTEE may attend meetings of the RESEARCH COMMITTEE, as required to further the research, development and commercialization of POTENTIAL PRODUCTS and COMMERCIAL PRODUCTS.

The RESEARCH COMMITTEE shall have the authority to: make decisions relating to the modification to, and implementation of, the RESEARCH PLAN; and monitor the day-to-day research and development activities. The RESEARCH COMMITTEE shall have such other responsibilities as set forth herein and as the PARTIES may agree from time to time.

The RESEARCH COMMITTEE shall meet at such times and places, in person or by telephone conferencing, web-conferencing, video conferencing or other electronic communication, as it shall determine to carry out its responsibilities; provided, that an initial meeting of the RESEARCH COMMITTEE by telephone conference call shall take place no later than thirty (30) days after the EFFECTIVE DATE and thereafter LIPOXEN shall update BAXTER on its progress with the RESEARCH PLAN via meetings of the RESEARCH COMMITTEE to be held no less than once every two weeks in a manner to be mutually agreed by parties. Decisions of the RESEARCH COMMITTEE must be unanimous with representatives of LIPOXEN having one collective vote and representatives of BAXTER having one collective vote. If a dispute arises regarding matters within the scope of responsibilities of the RESEARCH COMMITTEE, and the RESEARCH COMMITTEE fails to reach a unanimous decision on its resolution within thirty (30) days of when the dispute was presented to the RESEARCH COMMITTEE, then BAXTER shall have the deciding vote.

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For purposes of clarification, the RESEARCH COMMITTEE shall have no authority to: (a) amend the terms of this AGREEMENT or waive any rights that Lipoxen may otherwise have pursuant to the AGREEMENT or otherwise; (b) allocate the ownership of any intellectual property rights or the PARTIES’ rights to apply for patents pursuant to Section 13; or (c) require LIPOXEN to deliver or supply a DELIVERY AGENT or comply with a SPECIFICATION which LIPOXEN has not previously agreed in writing.

3.	Licenses to LIPOXEN LICENSED TECHNOLOGY and BAXTER Technology

3.1	License to BAXTER. Subject to the terms and conditions of this AGREEMENT, from the OPTION EXERCISE DATE, LIPOXEN shall grant to BAXTER and its AFFILIATES a worldwide, exclusive, royalty-bearing license, with the right to grant sublicenses, under the LIPOXEN LICENSED TECHNOLOGY to develop, make, have made, import, export, use sell and have sold POTENTIAL PRODUCTS and COMMERCIAL PRODUCT(S) in the FIELD.

3.2	Terms of Sublicense. The terms of each sublicense under the license granted to BAXTER inSection 3.1 of this AGREEMENT shall be recorded in writing. The SUBLICENSE AGREEMENT shall provide that: (a) any SUBLICENSEE shall be subject to the terms and conditions of this AGREEMENT, (b) the SUBLICENSE AGREEMENT shall terminate automatically on the termination of this AGREEMENT for any reason, (c) further sub-licensing and sub-contracting by the SUBLICENSEE without the prior written consent of LIPOXEN is not permitted. BAXTER shall ensure that each SUBLICENSEE complies fully at all times with the provisions of its SUBLICENSE AGREEMENT and shall be responsible for any breach of the SUBLICENSE AGREEMENT by the SUBLICENSEE, as if the breach had been that of BAXTER under this AGREEMENT. To the extent permitted, BAXTER shall promptly provide LIPOXEN in writing with the identity of any SUBLICENSEE and details of the scope of the SUBLICENSE AGREEMENT.

3.3

No Implied Rights or Licenses. Neither PARTY grants to the other any rights or licenses, including to any BAXTER CORE TECHNOLOGY or LIPOXEN CORE TECHNOLOGY or other intellectual property rights, whether by implication,

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estoppel or otherwise, except to the extent expressly provided for under this AGREEMENT. Other than as expressly provided for herein, BAXTER may not develop, make, have made, use, sell, offer or sale or import SELECTED DELIVERY AGENTS, nor may BAXTER copy, distribute, reverse engineer (by way of example but not limitation,by performing tests such as HPLC, gas chromatography or x-ray crystallography), sell, lease, license or otherwise transfer, modify, adapt or create derivatives of SELECTED DELIVERY AGENTS.

3.4	License to LIPOXEN.BAXTER hereby grants to LiPOXEN a non-exclusive, non-sublicensable, non-assignable, non-transferable, worldwide, royalty-free license, under BAXTER KNOW-HOW and BAXTER PATENT RIGHTS for the sole purpose of performing LIPOXEN's obligations under this AGREEMENT, including the RESEARCH PLAN.

3.5	Mutual Covenant. Each PARTY covenants and agrees that it and its AFFILIATES shall not use or practice the intellectual property rights licensed under this AGREEMENT except as expressly permitted by this AGREEMENT. Any use or practice of the intellectual property rights licensed under this AGREEMENT except as expressly permitted by this AGREEMENT that results in material harm to the other PARTY shall contitute a material breach of this AGREEMENT. Each PARTY covenants and agrees to cease any non-permitted use and to take all actions necessary to assign to the other PARTY any inventions made through use or practice of such PARTY’S intellectual property rights outside the scope of the license rights granted hereunder.

3.6	BAXTER warrants [***] are the only PATENT or PATENT APPLICATIONS filed by or granted to BAXTER as at the EFFECTIVE DATE that relates [***].

4.	Manufacture and Supply of SELECTED DELIVERY AGENTS

4.1

After successful completion of STAGE I and BAXTER’S decision to exercise its option to continue the collaboration pursuant to the terms of this AGREEMENT, the PARTIES shall enter into a separate, written supply agreement pursuant to which LIPOXEN shall supply SELECTED DELIVERY AGENTS in accordance with a QUALITY AGREEMENT also to be agreed, on a cost pass-through basis

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as set forth in Section 4.2. LIPOXEN shall not be obliged to supply to BAXTER pursuant to this AGREEMENT, the SUPPLY AGREEMENT or otherwise any SELECTED DELIVERY AGENT other than [***] that comprises the [***] DELIVERY AGENT”); provided that if BAXTER has a scientific and commercially reasonable need for using a SELECTED DELIVERY AGENT other than [***] DELIVERY AGENT and LIPOXEN cannot supply the SELECTED DELIVERY AGENT, BAXTER may invoke its MANUFACTURING RIGHTS. The SUPPLY AGREEMENT will terminate on termination or expiration of this AGREEMENT and will have standard terms and conditions for a medical or pharmaceutical products contract manufacturing agreement. The SUPPLY AGREEMENT will provide that LIPOXEN will be entitled to sub-contract its obligations under any such supply agreement; provided that (a) such sub-contract shall include compliance with the terms of the QUALITY AGREEMENT and (b) if LIPOXEN utilizes more than one manufacturer for the SELECTED DELIVERY AGENTS, BAXTER shall have the right in its sole discretion to (i) select the manufacturer from LIPOXEN's approved list of suppliers and (ii) inspect such manufacturer's facilities solely for the purposes of ensuring quality control in accordance with the QUALITY AGREEMENT including the fulfillment of any FDA, EMEA or other regulatory requirements (and LIPOXEN shall ensure that BAXTER shall have such inspection rights in the agreement with its supplier). ..

4.2

The SUPPLY The SUPPLY AGREEMENT will provide that for so long as LIPOXEN is supplying BAXTER with SELECTED DELIVERY AGENTS, BAXTER shall pay LIPOXEN its costs for each SELECTED DELIVERY AGENT. Such costs shall be either all of the cost paid by LIPOXEN and associated with procuring the SELECTED DELIVERY AGENT (in the event LIPOXEN uses a THIRD PARTY contract manufacturer), including the cost of the freight, insurance and any taxes payable thereon, or its MANUFACTURING COSTS (in the event LIPOXEN manufactures the reagent itself). The PARTIES shall use their reasonable efforts to mutually agree to terms in the SUPPLY AGREEMENT relating to of the DELIVERY AGENTS provided that BAXTER shall control the terms for transfer of title with respect to such DELIVERY AGENTS (as between BAXTER and LIPOXEN); and LIPOXEN shall use reasonable

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efforts to require all suppliers to consent to such terms. “MANUFACTURING COST” means all direct manufacturing costs incurred in the manufacture of SELECTED DELIVERY AGENT plus an overhead allocation which shall be [***] of direct manufacturing costs. Direct manufacturing costs shall include:

A.	Direct material costs:

1. The cost of raw materials, process consumables (i.e., resins, membranes, etc.), containers, container components, packaging, labels and other printed materials used in production;

2. Scrap of raw materials, work in progress and finished goods (exclusive of losses in excess of a reasonable allowance for normal wastage limits);

B.	Direct labor costs include salaries and fringe benefits for personnel directly involved in the manufacturing process; and

C.	Direct service costs include costs of services provided by THIRD PARTIES for the manufacture of SELECTED DELIVERY AGENT or any component thereof (e.g., sterilization and specialized testing, manufacturing of raw materials).

D.	Costs of freight and insurance; and

E.	Any value added tax, sales or turnover taxes, excise taxes and customs duties.

MANUFACTURING COST will be calculated in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis in the country of manufacture. The “cost” for purchased materials or services will include the actual amount paid including the benefit of any price reductions, payment or terms discounts, or other reimbursements, such as volume discounts, that may be applicable to such purchases.

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In addition to the foregoing, the SUPPLY AGREEMENT will provide that LIPOXEN will notify BAXTER of its estimate of its MANUFACTURING COST {"Estimated Cost") two months before the start of BAXTER'S calendar year and such Estimated Cost shall then apply throughout the following calendar year of supply of SELECTED DELIVERY AGENT, At the end of each year, LIPOXEN will perform a true-up, such that if the actual MANUFACTURING COST is higher or lower than the Estimated Cost, then BAXTER will reimburse to LIPOXEN, or LIPOXEN will reimburse BAXTER (as the case may be), the difference between the Estimated Cost and the actual MANUFACTURING COST for all SELECTED DELIVERY AGENT supplied in the applicable calendar year.

BAXTER shall be entitled to audit such MANUFACTURING COSTS pursuant to Section 9.2.

4.3	At any time after completion of the first PHASE 2 CLINICAL TRIAL in relation to a POTENTIAL PRODUCT or pursuant to Section 4.1, if BAXTER notifies LIPOXEN in writing that it elects to manufacture the SELECTED DELIVERY AGENTS (either directly or indirectly by having them manufactured on its behalf by a THIRD PARTY contract manufacturer), LIPOXEN shall transfer to BAXTER or to BAXTER'S designated contract manufacturer, the MANUFACTURING TECHNOLOGY on a cost recovery basis for LIPOXEN equivalent to that set out in Section 2.2 for Stage I, for the purposes of enabling BAXTER or BAXTER'S contract manufacturer, as the case may be, to manufacture the SELECTED DELIVERY AGENT and shall, for the TERM of this AGREEMENT, grant BAXTER or BAXTER'S contract manufacturer a non-exclusive license to use the MANUFACTURING TECHNOLOGY for the purposes of manufacturing SELECTED DELIVERY AGENTS for use only in the manufacture of POTENTIAL PRODUCTS and COMMERCIAL PRODUCTS in the FIELD. For the avoidance of doubt, the license granted pursuant to this Section 4.3 shall not entitle BAXTER or its contract manufacturer to sell or supply SELECTED DELIVERY AGENTS to THIRD PARTIES or to use SELECTED DELIVERY AGENTS for any use other than is expressly set out in this Section 4.3. This technology transfer will include transferring any specifications and a description of [***] the SELECTED DELIVERY AGENT. LIPOXEN will assist in the technical transfer of [***] and the technical transfer will be deemed successfully completed when

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LIPOXEN’s results are successfully reproduced by BAXTER or BAXTER'S contract manufacturer, as the case may be. BAXTER'S only remedy if it is unable to successfully reproduce LIPOXEN'S results is to require LIPOXEN to continue to supply [***] until such time as the technology transfer is successful. LIPOXEN shall notify BAXTER of, and provide BAXTER with access to, any and all improvements or developments to the MANUFACTURING TECHNOLOGY (if any) developed after the date of such technology transfer.

5.	SPECIFICATIONS and Manufacturing Warranty for SELECTED DELIVERY AGENTS

5.1	Specifications. The SUPPLY AGREEMENT will provide that for so long as LIPOXEN is supplying DELIVERY AGENTS, the SPECIFICATIONS for DELIVERY AGENT CANDIDATES and SELECTED DELIVERY AGENTS to be supplied by LIPOXEN will be agreed to by the PARTIES and set forth in the QUALITY AGREEMENT. Any modifications of the SPECIFICATIONS shall require prior written approval of BAXTER and LIPOXEN, not to be unreasonably withheld or delayed. BAXTER shall reimburse LIPOXEN for its reasonable costs associated with implementing any agreed upon modifications to the SPECIFICATIONS (equivalent to the cost recovery basis set out in Section 2.2 for STAGE I), including any increases in MANUFACTURING COSTS. Notwithstanding the foregoing, LIPOXEN shall be responsible for all costs associated with implementing any modifications to the SPECIFICATIONS initiated by LIPOXEN that do not directly relate to the development or improvement of SELECTED DELIVERY AGENTS, including any increases in MANUFACTURING COSTS.

5.2	Compliance Audits. The SUPPLY AGREEMENT will provide that for so long as LIPOXEN is supplying DELIVERY AGENTS, BAXTER will have the right to perform compliance/quality audits, as set forth in the QUALITY AGREEMENT.

5.3

Warranty. LIPOXEN will warrant in the SUPPLY AGREEMENT that: (a) each SELECTED DELIVERY AGENT shall be manufactured in compliance with the agreed-upon standard operating procedures (SOP), manufacturing protocols,

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quality standards and testing methods for such SELECTED DELIVERY AGENT; (b) each SELECTED DELIVERY AGENT; (b) each SELECTED DELIVERY AGENT shall meet the chemical and biochemical composition and stability criteria as defined in the RESEARCH PLAN and/or QUALITY AGREEMENT, (c) to the knowledge of LIPOXEN, the SELECTED DELIVERY AGENT or the use thereof to make POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S) will not infringe the PATENT RIGHTS of a THIRD PARTY, and (d) each shipment of SELECTED DELIVERY AGENT shall, upon delivery, be in conformity with the applicable SPECIFICATIONS.

In addition, LIPOXEN warrants that to the knowledge of LIPOXEN, the use of the DELIVERY AGENT provided to BAXTER by LIPOXEN under this AGREEMENT to make POTENTIAL PRODUCTS or COMMERCIAL PRODUCTS for use in the FIELD will not infringe the PATENT RIGHTS of any THIRD PARTY and LIPOXEN shall promptly notify BAXTER in the event it becomes aware that the DELIVERY AGENT provided to BAXTER by LIPOXEN under this AGREEMENT to make POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S) for use in the FIELD, infringes the PATENT RIGHTS of a THIRD PARTY

6.	Exclusivity; Covenant Not to Compete

6.1	LIPOXEN.In consideration of the MILESTONE PAYMENTS, ROYALTY RATES and other consideration set forth herein, LIPOXEN agrees during the TERM of this AGREEMENT to partner exclusively with BAXTER in the FIELD. During the TERM of this AGREEMENT, LIPOXEN will not directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, perform services for, grant licenses to, or otherwise carry on, a COMPETITIVE BUSINESS anywhere in the TERRITORY. The Territory shall include any place inside or outside the United States (it being understood by the PARTIES hereto that the prohibited activities are not limited to any particular region because such business has been conducted by LIPOXEN inside and outside the United States and the prohibited activities may be engaged in effectively from any location inside or outside of the United States).

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The PARTIES specifically acknowledge and agree that the remedy at law for any breach of the foregoing shall be inadequate and that BAXTER, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of providing actual damage. In the event that the provisions of this Section 6.1 should ever be deemed to exceed the limitation provided by applicable law, then the PARTIES agree that such provisions shall be reformed to set forth the maximum limitations permitted.

Nothing set forth in this Section 6.1 shall prohibit LIPOXEN from owing up to 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or on the NASDAQ national market system or the NASDAQ Small Cap Market.

6.2	BAXTER. Nothing in this AGREEMENT shall be deemed to limit BAXTER’S operations in or outside the FIELD. LIPOXEN hereby acknowledges that BAXTER is pursuing other methods and technologies (alone and in conjunction with others) to [***]

7.	Quality and Complaints

7.1	Analysis. The SUPPLY AGREEMENT will provide that after BAXTER’s designation of one or more POTENTIAL PRODUCT or one or more [***] DELIVERY AGENTS, the PARTIES shall establish written evaluation procedures and evaluation time lines in which to analyze shipments of SELECTED DELIVERY AGENTS and verify DELIVERY AGENT quality using methods consistent with test procedures set forth in the QUALITY AGREEMENT to be mutually agreed by the PARTIES.

7.2	Complaints Procedure. Complaints shall be handled as set forth in, and in accordance with, the QUALITY AGREEMENT.

8.	Milestone Events and Payments; Royalty Payments; Royalty Reports

8.1

Milestone Payments. Provided BAXTER has exercised the option set forth in Section 2.3 above, BAXTER shall make the MILESTONE PAYMENTS to LIPOXEN in accordance with the occurrence of the MILSTONE EVENTS provided in Schedule III hereto for POTENTIAL PRODUCTS and COMMERCIAL PRODUCTS, as the case may be (subject to the deductions set out in Section 8.2).

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The MILESTONE PAYMENTS shall be in addition to any royalty or other payments due under this AGREEMENT. Once a MILESTONE EVENT has been reached LIPOXEN shall submit an invoice to BAXTER for the relevant MILESTONE PAYMENT (unless previously been paid under Schedule IV).

8.1.1	There shall be no multiple MILESTONE PAYMENTS for multiple products or multiple indications except that BAXTER shall be required to make an additional [***] MILESTONE PAYMENT in the event:

(i)	BAXTER has entered into clinical trials for the development of a POTENTIAL PRODUCT for a specific label indication, and

(ii)	BAXTER terminates such clinical trials and elects to pursue the development of this or a different POTENTIAL PRODUCT with a different label indication within the FIELD, and

(iii)	the termination of the development of the POTENTIAL PRODUCT in clinical trials is not due to the failure to meet satisfactory clinical endpoints (a “CLINICAL FAILURE”).

In such event, the [***] on the selection of one or more lead candidates to be developed for the new label indication. Any label indication in the same disease area shall be considered the same label indication. For example, an indication for the [***] and an indication for [***] shall be considered the same label indication.

For clarity, in the event BAXTER develops multiple POTENTIAL PRODUCTS with the same label indication, whether simultaneously or sequentially, whether in preclinical or clinical trials or launches multiple COMMERCIAL PRODUCTS with the same label indication, then no additional MILESTONE PAYMENTS are due. In the event Baxter launches multiple POTENTIAL PRODUCTS with different label

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indications, whether simultaneously or sequentially, whether in preclinical or clinical trials or launches multiple COMMERCIAL PRODUCTS with different label indications, then then no additional MILESTONE PAYMENTS are due. In the event Baxter cancels the development of a POTENTIAL PRODUCT due to a CLINICAL FAILURE and develops another POTENTIAL PRODUCT, whether in the same or different label indication(s), then no additional MILESTONE PAYMENTS are due.

For example, if BAXTER terminates the development of a POTENTIAL PRODUCT with a targeted indication [***] prior to initiating clinical trials and elects to develop a different POTENTIAL PRODUCT with a targeted indication [***] then no additional MILESTONE PAYMENT shall be due.

For example, if BAXTER terminates the development of a POTENTIAL PRODUCT with a targeted indication [***] after initiating clinical trials, and there has been no CLINICAL FAILURE, and elects to develop a different POTENTIAL PRODUCT with a targeted indication of [***] then an additional [***] MILESTONE PAYMENT shall be due upon the selection of the lead candidate.

8.2	BAXTER may extend the date of the due diligence milestone event set out in Schedule IV once only by paying LIPOXEN the corresponding due diligence milestone payment in advance, as set out in Schedule IV. The due diligence milestone payment must be received by LIPOXEN on or prior to the relevant due diligence milestone date in which case the relevant due diligence milestone date shall be extended by the number of corresponding months set out in Schedule IV. BAXTER shall be entitled to deduct any due diligence milestone payments paid to LIPOXEN from the MILESTONE PAYMENT that becomes due and payable to LIPOXEN following the due diligence milestone date.

8.3	Royalties. BAXTER shall pay LIPOXEN royalties in an amount equal to the product of the ROYALTY RATE times the annual aggregate NET SALES of all COMMERCIAL PRODUCTS with the same label indication sold or supplied in all countries where the manufacture, import, use or sale of COMMERCIAL

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PRODUCT(S) is covered by a VALID PATENT CLAIM. The ROYALTY RATE shall be [***] in respect of COMMERCIAL PRODUCTS sold or supplied in a country where there is no VALID PATENT CLAIM covering the manufacture, use, import or sale of COMMERCIAL PRODUCT(S). BAXTER shall not pay any royalty for the POTENTIAL or COMMERCIAL PRODUCT used or sold for clinical trial purposes.

For purposes of calculating the applicable royalty rate the NET SALES of all COMMERCIAL PRODUCTS with the same label indication shall be combined in order to determine BAXTER'S applicable royalty rate tier. In addition and by way of example, if BAXTER were to have NET SALES of [***] in a given calendar year, the royalty payable by Baxter pursuant to Section 8.2 would be [***] (a ROYALTY RATE of[***] applied to the [***] plus (a ROYALTY RATE of [***] applied to the next [***] for such year).

8.4	Royalty Term. The obligation of BAXTER to pay royalties to LIPOXEN pursuant to Section 8.2 above shall expire [***] after the FIRST COMMERCIAL SALE of a COMMERCIAL PRODUCT in a particular country or [***] whichever is longer.

8.4	SEPARATE COMPONENTS. If components of a COMMERCIAL PRODUCT are sold separately, the NET SALES of such COMMERCIAL PRODUCT shall be calculated as if the components of the COMMERCIAL PRODUCT were not sold separately; provided that no provision of this Agreement shall be construed as requiring the payment of more than a single royalty per single COMMERCIAL PRODUCT. For example, if a COMMERCIAL PRODUCT [***] which is intended to be used with and to improve the [***] the NET SALES of such COMMERCIAL PRODUCT shall be deemed to include the amount invoiced (less the reductions set out in the definition of NET SALES) by BAXTER, its SUBLICENSEES and/or their respective AFFILIATES[***] with which such COMMERCIAL PRODUCT is intended to be used.

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8.5	Reports, Exchange Rates. BAXTER shall keep LIPOXEN fully informed about the progress of its development of any and all POTENTIAL PRODUCTS and COMMERCIAL PRODUCTS and BAXTER shall immediately notify LIPOXEN in writing as soon as any of the MILESTONE EVENTS have been reached. BAXTER shall notify LIPOXEN in writing promptly upon the FIRST COMMERCIAL SALE of each COMMERCIAL PRODUCT in each country in which BAXTER elects to pursue commercialization. Commencing upon the FIRST COMMERCIAL SALE of a COMMERCIAL PRODUCT, BAXTER shall furnish to LIPOXEN a quarterly written report (per QUARTER) showing, on a country-by-country basis, according to the volume of units of such COMMERCIAL PRODUCT sold in each such country (by SKU) during the reporting period: (a) the gross invoiced sales of the COMMERCIAL PRODUCT sold in each country during the reporting period, and the amounts deducted there from to determine NET SALES from such gross invoiced sales; (b) the royalties payable in DOLLARS, if any, which shall have accrued hereunder based upon the NET SALES of the COMMERCIAL PRODUCT; (c) the withholding taxes, if any, required by LAW to be deducted in respect of such sales; and (d) the date of the FIRST COMMERCIAL SALE of the COMMERCIAL PRODUCT in each country during the reporting period. With respect to sales of COMMERCIAL PRODUCT invoiced in DOLLARS, the gross invoiced sales, NET SALES, and royalties payable shall be expressed in the report in DOLLARS. With respect to sales of COMMERCIAL PRODUCT invoiced in a currency other than DOLLARS, the gross invoiced sales, NET SALES and royalties payable shall be expressed in the report provided hereunder in the domestic currency of the PARTY making the sale as well as in the DOLLAR equivalent of the royalty payable and the exchange rate used in determining the amount of DOLLARS. The DOLLAR equivalent shall be calculated using the average exchange rate (local currency per DOLLAR) published in The Wall Street Journal, Western Edition, under the heading "Currency Trading," on the last business day of each month during the applicable calendar quarter. Reports shall be due hereunder forty-five (45) days following the close of each QUARTER and shall be the CONFIDENTIAL INFORMATION of BAXTER.

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9.	Records; Audits; Shipment Terms; Payment Terms

9.1	Records. During the TERM of this AGREEMENT, the PARTIES shall, and shall procure that their respective AFFILIATES and SUBLICENSEES shall, keep complete and accurate records in sufficient detail to make the reports required hereunder, to confirm their respective compliance with the provisions of this AGREEMENT, to properly reflect all amounts billed, owed or reported and to verify the determination of all amounts payable hereunder for a period of two (2) years after such payments are made.

9.2	Audits. Upon the written request of a PARTY, the other PARTY shall permit, and shall procure that its AFFILIATES and SUBLICENSEES shall permit, an independent certified public accounting firm of recognized national standing in the United States or Europe, selected by the requesting PARTY and reasonably acceptable to the other PARTY, at the requesting PARTY'S expense, to have access to such PARTY'S {or their AFFILIATES or SUBLICENSEES) records as may be reasonably necessary to verify (i) the accuracy of any amounts reported, actually paid or payable under this AGREEMENT for any year ending not more than twenty-four (24) months prior to the date of such request. Such audits may be made no more than once each calendar year, during normal business hours at reasonable times mutually agreed by the PARTIES. If such accounting firm concludes that additional amounts were owed to the requesting PARTY during such period, or if the requesting PARTY overpaid for any rates or fees for products or services, the other PARTY shall pay such additional amounts or refund such overpayment (including interest on such additional sums in accordance with Section 9.4) within thirty (30) days of the date the requesting PARTY delivers to the other PARTY such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by the requesting PARTY; provided however, that if the audit discloses that the amounts payable by such PARTY for the audited period are more than one hundred ten percent (110%) of the amounts actually paid for such period, or if the audit discloses that such PARTY has overcharged the requesting PARTY for rates or fees for products or services by over ten percent (10%), then the requesting PARTY shall pay the reasonable fees and expenses charged by such accounting firm. Upon the expiration of twenty-four (24) months following the end of any calendar year, the calculation of any amounts payable with respect to such calendar year, rates or fees charged for such year shall be binding and conclusive upon the PARTIES.

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9.3	Invoicing; Payment Terms. The SUPPLY AGREEMENT will provide that LIPOXEN shall send invoices to BAXTER for any SELECTED DELIVERY AGENT shipped to BAXTER no earlier than the date of shipment. All invoices issued under this AGREEMENT or the SUPPLY AGREEMENT shall be in DOLLARS. Except for the first RESEARCH PLAN payment set forth in Schedule II, all payments due under this AGREEMENT shall be due and payable sixty (60) days from date of invoice. Royalties payable to LIPOXEN pursuant to section 8.2 shall be due and payable on the date the royalty report relating to them is due. All sums due under this Agreement shall be made by the due date, failing which the payee may charge interest on any outstanding amount calculated on an annual basis and at a rate equivalent to the [***] on the date such outstanding amount became due.

9.4	Payment Method. All payments by BAXTER under this AGREEMENT shall be paid in DOLLARS, and all such payments shall be made in electronic funds to such account as LIPOXEN shall designate before such payment is due. If at any time legal restrictions prevent the prompt remittance or part or all royalties due with respect to sales of any COMMERCIAL PRODUCT in any country where such COMMERCIAL PRODUCT is sold, BAXTER shall use its reasonable efforts to ensure that such payments shall be made promptly through such lawful means or methods as BAXTER and LIPOXEN shall reasonably determine.

9.5	Taxes. All amounts due hereunder: (a) are exclusive of Value Added Tax or any other sales tax or duties provided that LIPOXEN shall cooperate with BAXTER to minimize any tax liability; and (b) shall be paid net of any deduction for withholding of any taxes or similar governmental charges imposed by any governmental jurisdiction. BAXTER shall provide LIPOXEN with evidence of its payment of any such withholdings that may be required and will use its reasonable endeavors to assist LIPOXEN to obtain appropriate relief for the double taxation of the payment in question.

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10.	Confidentiality

10.1	Termination of NON-DISCLOSURE AGREEMENT. All provisions of, rights granted and covenants made in the NON-DISCLOSURE AGREEMENT are hereby terminated and of no further force and effect and are superseded in their entirety by the provisions of, rights granted and covenants made in this AGREEMENT. The PARTIES acknowledge and agree that any disclosure made pursuant to the NON-DISCLOSURE AGREEMENT shall be governed by the terms and conditions of this Article 10.

10.2	In General. For the TERM and for a period of [***] thereafter, each PARTY shall maintain in confidence all information and materials of the other PARTY (including KNOW-HOW, samples of THERAPEUTIC AGENT, CONJUGATES, DELIVERY AGENT, SELECTED DELIVERY AGENT, POTENTIAL PRODUCTS and COMMERCIAL PRODUCTS) disclosed or provided to it by the other PARTY (either pursuant to this AGREEMENT or the NON-DISCLOSURE AGREEMENT) including the terms and conditions (but not the existence) of this AGREEMENT. CONFIDENTIAL INFORMATION shall be identified as confidential in writing or, if disclosed verbally or by observation, summarized in writing and submitted to RECIPIENT within thirty (30) days of the oral or visual disclosure thereof (together with all embodiments thereof, the “CONFIDENTIAL INFORMATION”). CONFIDENTIAL INFORMATION shall include both BAXTER materials and LIPOXEN materials. It may also include information regarding intellectual property and confidential or proprietary information of AFFILIATES and THIRD PARTIES. The terms and conditions of this AGREEMENT and the NON-DISCLOSURE AGREEMENT, also shall be deemed CONFIDENTIAL INFORMATION of both PARTIES.

Notwithstanding the foregoing, CONFIDENTIAL INFORMATION shall not include that portion of information or materials that the RECIPIENT can demonstrate by contemporaneous written records was:

(i) known to the general public at the time of its disclosure to the RECIPIENT, or thereafter became generally known to the general public, other than as a result of actions or omissions of the RECIPIENT in violation of this AGREEMENT or the NONDISCLOSURE AGREEMENT;

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(ii) disclosed to the RECIPIENT on an unrestricted basis from a source unrelated to the DISCLOSING PARTY and not known to be under a duty of confidentiality to the DISCLOSING PARTY; or

(iii) independently developed by the RECIPIENT, or known by the RECIPIENT prior the date of disclosure by the RECIPIENT, without the use of CONFIDENTIAL INFORMATION of the DISCLOSING PARTY.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or known to the general public or in the rightful possession of the RECIPIENT unless the combination itself and principle of operation thereof are published or known to the general public or are in the rightful possession of the RECIPIENT.

10.3	Additional Protections. Each PARTY shall take reasonable steps to maintain the confidentiality of the CONFIDENTIAL INFORMATION of the other PARTY, which steps shall be no less protective than those that such PARTY takes to protect its own information and materials of a similar nature, but in no event less than a reasonable degree of care. Neither PARTY shall use or permit the use of any CONFIDENTIAL INFORMATION of the other PARTY except for the purposes of carrying out its obligations or exercising its rights under this AGREEMENT. All CONFIDENTIAL INFORMATION of a PARTY, including all copies and derivations thereof, is and shall remain the sole and exclusive property of the DISCLOSING PARTY and subject to the restrictions provided for herein. Neither PARTY shall disclose any CONFIDENTIAL INFORMATION of the other PARTY other than to those of its directors, officers, AFFILIATES, employees, licensors, independent contractors, SUBLICENSEES, assignees, agents and external advisors directly concerned with the carrying out of this AGREEMENT, on a strictly applied “need to know” basis. Other than as expressly permitted herein, RECIPIENT may not use CONFIDENTIAL INFORMATION of the other PARTY in applying for PATENTS or securing other intellectual property rights.

10.4	Permitted Disclosures. The obligations of Sections 10.1 and 10.2 shall not apply to the extent that RECIPIENT is required to disclose information by LAW, judicial

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order by a court of competent jurisdiction, or rules of a securities exchange or requirement of a governmental agency for purposes of obtaining approval to test or market POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S), or discloses information to a patent office for the purposes of filing a PATENT as permitted in this AGREEMENT; provided that the RECIPIENT shall provide prior written notice thereof to the DISCLOSING PARTY and sufficient opportunity for the DISCLOSING PARTY to review and comment on such required disclosure and request confidential treatment thereof or a protective order therefore.

10.5	Irreparable Injury. The PARTIES acknowledge that either PARTY’S breach of this Article 10 may cause the other PARTY irreparable injury for which it may not have an adequate remedy at LAW. In the event of a breach, the nonbreaching PARTY shall be entitled to seek injunctive relief in addition to any other remedies it may have at LAW or in equity.

11.	Representations & Warranties; Limitation of Liability

11.1	Representations. Each PARTY represents and warrants to the other that as of the EFFECTIVE DATE to the best of its knowledge and belief: (a) it has the full corporate power to enter into and perform this AGREEMENT; (b) this AGREEMENT constitutes its legal, valid and binding obligation; (c) it has sufficient legal and/or beneficial title or other rights under its intellectual property rights to grant the licenses contained in this AGREEMENT and has no knowledge of any CLAIMS challenging the ownership of such intellectual property rights; (d) each PARTY’S professional employees, officers, contractors and consultants that will be involved with this AGREEMENT and the RESEARCH PLAN, has executed an agreement that requires such employee, officer, contractor or consultant, to the extent permitted by LAW, to assign all INVENTIONS, PATENTS, and KNOW-HOW made during the course of and as a result of the performance of such PARTY’S obligations under this AGREEMENT, to such PARTY; and (e) each of such PARTY’S employees, officers, contractors and consultants are subject to confidentiality obligations.

11.2	EXCEPT FOR EITHER PARTY’S INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL,

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CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES.

11.3	Exclusions. All statements, representations (other than fraudulent misrepresentations), warranties, terms and conditions (whether express or implied) as to the suitability and/or usefulness of the LIPOXEN LICENSED TECHNOLOGY for any particular purpose including, without limitation, the development of POTENTIAL PRODUCTS and COMMERCIAL PRODUCTS are hereby excluded to the maximum extent permissible by law. For purposes of clarification, nothing herein shall limit LIPOXEN’s indemnification obligations.

12.	Indemnification; Insurance

12.1	Indemnity.

12.1.1	By LIPOXEN. LIPOXEN shall defend, indemnify and hold BAXTER, BAXTER'S SUBLICENSEES and AFFILIATES and their respective shareholders, directors, officers, employees and agents (each, a "BAXTER INDEMNITEE") harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney's fees and costs of investigation and litigation, regardless of outcome) resulting from all claims, demands, actions and other proceedings by or on behalf of any THIRD PARTY (including any governmental authority) (collectively, "CLAIMS") to the extent arising from: (a) the breach of any representation, warranty, covenant or material obligation of LIPOXEN under this AGREEMENT; (b) the manufacturing, testing, storage, handling, transportation, disposal (including any recalls, field corrections or market withdrawals) of DELIVERY AGENTS by LIPOXEN (including as a result of any illness, injury or death to persons (including employees, agents or contractors of BAXTER or its SUBLICENSEES) or damage to property); or (c) the gross negligence, recklessness or willful misconduct of LIPOXEN or

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any THIRD PARTY agents or subcontractors in the performance of its obligations under this AGREEMENT, except in each case to the extent such CLAIM arises from BAXTER'S material breach of this AGREEMENT or the gross negligence, recklessness or willful misconduct of a BAXTER INDEMNITEE.

12.1.2	By BAXTER. BAXTER shall defend, indemnify and hold LIPOXEN, LIPOXEN AFFILIATES, and their respective shareholders, directors, officers, employees and agents (each, a "LIPOXEN INDEMNITEE") harmless from and against all CLAIMS to the extent arising from: (a) the breach of any representation, warranty, covenant or material obligation of BAXTER under this AGREEMENT; (b) the development (including the conduct of clinical trials in humans), manufacturing, testing, storage, handling, transportation, disposal, commercialization (including any recalls, field corrections or market withdrawals), marketing, distribution, promotion, sale or use of POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S) (including as a result of any illness, injury or death to persons (including employees, agents or contractors of BAXTER or its SUBLICENSEES) or damage to property); or (c) the gross negligence, recklessness or misconduct of BAXTER or its SUBLICENSEES or any of their respective THIRD PARTY agents or subcontractors in the performance of its or their obligations under this AGREEMENT, except in each case to the extent such claim, demand, action or proceeding arises from LIPOXEN'S material breach of this AGREEMENT or the gross negligence, recklessness or willful misconduct of a LIPOXEN INDEMNITEE.

12.2	Insurance. From the commencement of the first PHASE I CLINICAL TRIAL, each PARTY shall, at its own expense, maintain comprehensive general liability insurance, including product liability insurance, in the minimum amount of one million DOLLARS ($1,000,000) per occurrence, and three million DOLLARS ($3,000,000) in the aggregate. BAXTER has the right to self-insure. Any independent insurance carriers must be rated A-, VII or better by A.M. Best Company or the equivalent European standard. The PARTIES shall maintain such insurance for the TERM of this AGREEMENT, and shall from time to time

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provide copies of certificates of such insurance to each other upon request. If the insurance policy is written on a claims-made basis than the coverage must be kept in place for at least seven (7) years after the termination of this AGREEMENT.

12.3	Procedures. If any CLAIM covered by Section 12.1 is brought, the indemnifying PARTY’S obligations are conditional upon the following:

(i) the indemnified PARTY shall promptly notify the indemnifying PARTY in writing of such CLAIM, provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the indemnifying PARTY of any of its obligations hereunder except to the extent the indemnifying PARTY is prejudiced by such failure or delay.

(ii) the indemnifying PARTY shall assume, at its cost and expense, the sole defense of such CLAIM through counsel selected by the indemnifying PARTY and reasonably acceptable to the other PARTY, except that those indemnified may at their option and expense select and be represented by separate counsel;

(iii) the indemnifying PARTY shall maintain control of such defense and/or the settlement of such CLAIM; (iv) those indemnified may, at their option and expense, participate in such defense, and if they so participate, the indemnifying PARTY and those indemnified shall cooperate with one another in such defense;

(v) the indemnifying PARTY will have authority to consent to the entry of any monetary judgment, to enter into any settlement or otherwise to dispose of such CLAIM (provided and only to the extent that an indemnified PARTY does not have to admit liability and such judgment does not involve equitable relief), and an indemnified PARTY may not consent to the entry of any judgment, enter into any settlement or otherwise to dispose of such CLAIM without the prior written consent of the indemnifying PARTY (not to be unreasonably withheld or delayed); and

(vi) the indemnifying PARTY shall pay the full amount of any judgment, award or settlement with respect to such CLAIM and all other costs, fees and expenses

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related to the resolution thereof; provided that such other costs, fees and expenses have been incurred or agreed, as the case may be, by the indemnifying PARTY in its defense or settlement of the CLAIM.

13.	INVENTIONS, KNOW-HOW and PATENTS

13.1	Existing Intellectual Property. Other than as expressly provided in this AGREEMENT, neither PARTY grants nor shall be deemed to grant any right, title or interest to the other PARTY in any PATENT, PATENT APPLICATION, KNOW-HOW or other intellectual property right CONTROLLED by such PARTY as of the EFFECTIVE DATE.

13.2	Disclosure. Each PARTY shall promptly disclose In writing to the other all INVENTIONS arising from the joint or separate activities (including any INVENTIONS first made, conceived or first reduced to practice as a result of such activities) of the PARTIES or their agents or independent contractors in connection with the performance of their obligations or activities under this AGREEMENT (including in carrying out its activities under the RESEARCH PLAN and the development or manufacture of POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S)); provided, however, that LIPOXEN shall not be obligated to disclose a SOLE INVENTION to the extent such SOLE INVENTION falls within the scope of LIPOXEN CORE TECHNOLOGY and that BAXTER shall not be obligated to disclose a SOLE INVENTION to the extent such SOLE INVENTION falls within the scope of BAXTER CORE TECHNOLOGY.

13.3

Ownership of INVENTIONS. Except as otherwise set forth in Sections 13.4 or 13.5, all INVENTIONS made solely by employees, agents or independent contractors of a PARTY during the course or performance of this AGREEMENT (including in carrying out its activities under the RESEARCH PLAN and the development or manufacture of POTENTIAL PRODUCTS or COMMERCIAL PRODUCTS) (each, a “SOLE INVENTION”) shall be the exclusive property of such PARTY. Except as otherwise set forth in Sections 13.4 or 13.5, if employees, agents or independent contractors of each of LIPOXEN and BAXTER jointly develop any INVENTION during the course and in the performance of activities conducted in connection with this AGREEMENT

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(including in carrying out its activities under the RESEARCH PLAN and the development or manufacture of POTENTIAL PRODUCTS or COMMERCIAL PRODUCTS) (each, a "JOINT INVENTION"), BAXTER and LIPOXEN shall each own an undivided one-half (y2) interest in and to such JOINT INVENTION, and, subject to the covenant not to compete in Section 6.1, shall have the right to freely exploit and grant licenses under any such JOINT INVENTION and any PATENT claiming such JOINT INVENTION without consent of or a duty of accounting to the other PARTY.

For the avoidance of doubt, the determination as to whether an INVENTION has been “solely” or “jointly” made shall be based upon whether employees, agents or independent contractors of a PARTY would be or are properly named as an inventor on a corresponding PATENT APPLICATION under United States patent LAWS.

13.4	LIPOXEN CORE TECHNOLOGY INVENTIONS. Any and all rights, title and interest in and to all SOLE INVENTIONS and JOINT INVENTIONS which fall within the scope of LIPOXEN CORE TECHNOLOGY shall belong solely to LIPOXEN (“LIPOXEN CORE TECHNOLOGY INVENTIONS”). BAXTER hereby agrees to and hereby does, and shall, without additional consideration transfer and assign to LIPOXEN all of its right, title and interest in and to such LIPOXEN CORE TECHNOLOGY INVENTIONS and all intellectual property rights therein including enforcement rights, and shall require its employees, agents and independent contractors to so assign their right, title and interest therein to LIPOXEN. LIPOXEN shall be responsible, at its sole expense and discretion, and with the cooperation of BAXTER, for the filing, prosecution and maintenance of foreign and domestic PATENT APPLICATIONS and PATENTS covering such LIPOXEN CORE TECHNOLOGY INVENTIONS.

13.5

BAXTER CORE TECHNOLOGY INVENTIONS. Any and all rights, title and interest in and to all SOLE INVENTIONS and JOINT INVENTIONS which fall within the scope of BAXTER CORE TECHNOLOGY shall belong solely to BAXTER (“BAXTER CORE TECHNOLOGY INVENTIONS”). LIPOXEN hereby agrees to and hereby does, and shall, without additional consideration assign to BAXTER all of its right, title and interest in and to any BAXTER CORE

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TECHNOLOGY INVENTIONS and all intellectual property rights therein including enforcement rights, and shall require its employees, agents or independent contractors to so assign their right, title and interest therein to BAXTER. BAXTER shall be responsible, at its sole expense and discretion, and with the cooperation of LIPOXEN if requested by BAXTER, for the filing, prosecution and maintenance of foreign and domestic PATENT APPLICATIONS and PATENTS covering such BAXTER CORE TECHNOLOGY INVENTIONS.

13.6	Individual PATENT Filings. Each PARTY shall have sole discretion and right to prepare, file, prosecute, maintain and defend PATENT APPLICATIONS or PATENTS for INVENTIONS it solely owns under this AGREEMENT, and shall be responsible for related interference proceedings. Each PARTY shall confer with the other PARTY, and make every reasonable effort to adopt the other PARTY’S suggestions regarding the prosecution of such PATENT APPLICATIONS, and shall copy the other PARTY on any official actions and submissions in such PATENT APPLICATIONS. Costs incurred with respect to PATENT APPLICATIONS shall be borne by the PARTY with the right to prosecute each such PATENT APPLICATION.

13.7	Joint PATENT Filings. With respect to all PATENT APPLICATIONS on JOINT INVENTIONS that are jointly owned by the PARTIES (i.e., JOINT INVENTIONS that have not been assigned nor are assignable to the other PARTY pursuant to Sections 13.4 and 13.5) (the "JOINT PATENT APPLICATIONS"), the PARTIES shall determine which PARTY shall be responsible for filing, prosecuting and maintaining PATENT APPLICATIONS and PATENTS on behalf of both PARTIES (the "RESPONSIBLE PARTY") based on a good faith determination of the relative contributions of the PARTIES to the INVENTION and the relative interests of the PARTIES in the INVENTION. At least twenty (20) days prior to the contemplated filing of such PATENT APPLICATION, the RESPONSIBLE PARTY shall submit a substantially completed draft of the JOINT PATENT APPLICATION to the other PARTY for its approval, which shall not be unreasonably withheld or delayed. Except as set forth below, the PARTIES shall share equally the costs of the preparation, filing, prosecution and maintenance of all JOINT PATENT APPLICATIONS. If either PARTY elects not to pay its portion of any shared costs for a JOINT PATENT APPLICATION or PATENT

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issuing there from, the other PARTY may proceed with such JOINT PATENT APPLICATION in its own name and at its sole expense, in which case the PARTY electing not to pay its share of costs hereby agrees to transfer and assign and shall transfer and assign its entire right, title and interest in and to such JOINT PATENT APPLICATION to the other PARTY and such INVENTION shall be treated as a SOLE INVENTION of the assignee for the purposes of Sections 13.3 and 13.6.

13.8	Further Actions. Each PARTY shall cooperate with the other PARTY to execute all documents and take all reasonable actions to effect the intent of this Article 13.

13.9	Patent Marking and POTENTIAL PRODUCT & COMMERCIAL PRODUCT Marking.

(a) To the extent practical (as determined by BAXTER), BAXTER shall place appropriate LIPOXEN patent and/or patent pending markings on each POTENTIAL PRODUCT and COMMERCIAL PRODUCT or the packaging therefor. The content, form, size, location and language of such markings shall be in accordance with the LAWS and practices of the country in which the applicable units of each POTENTIAL PRODUCT or COMMERCIAL PRODUCT are distributed.

(b) BAXTER shall be responsible for all packaging (non-commercial and commercial) and labeling of POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S).

14.	Infringement

14.1	Infringement of THIRD PARTY Rights.

14.1.1	Notice. If the development, manufacture, use, import or sale of POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S) results in a claim for PATENT infringement by a THIRD PARTY, the PARTY to this AGREEMENT first having notice shall promptly notify the other PARTY in writing. The notice shall set forth the facts of the claim in reasonable detail.

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14.1.2	Litigation Unrelated to LIPOXEN Licensed Technology. Except to the limited extent provided for in Section 14.1.3, BAXTER shall defend, indemnify and hold harmless each LIPOXEN INDEMNITEE from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney's fees and costs of investigation and litigation, regardless of outcome) resulting from any CLAIM that the development, manufacture, use, import or sale of POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S) infringes a THIRD PARTY patent or misappropriates THIRD PARTY know-how.

14.1.3	BAXTER’S obligations under Section 14.1.2 shall not apply to any claim to the extent that any infringement of a THIRD PARTY patent or misappropriation of THIRD PARTY know-how results from (a) use of the LIPOXEN LICENSED RIGHTS, or (b) the SELECTED DELIVERY AGENT or DELIVERY AGENT in the POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S).

14.1.4	LIPOXEN shall defend, indemnify and hold harmless each BAXTER INDEMNITEE from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney's fees and costs of investigation and litigation, regardless of outcome) resulting from any claim that use of the SELECTED DELIVERY AGENT or DELIVERY AGENT provided by LIPOXEN to BAXTER under this AGREEMENT to make POTENTIAL PRODUCTS or COMMERCIAL PRODUCTS for use in the FIELD infringes a THIRD PARTY patent or misappropriates THIRD PARTY know-how; unless BAXTER was made aware of such potential infringement or misappropriation by LIPOXEN but elected to proceed with the use of such SELECTED DELIVERY AGENT or DELIVERY AGENT in which case this indemnity will not apply. Such indemnification obligations shall be subject to the provisions of Section 12.3.

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14.2	Infringement By THIRD PARTIES.

14.2.1	Notice of Infringement. If any VALID PATENT CLAIM is infringed by a THIRD PARTY, or any KNOW HOW utilized in the manufacture, use, import or sale of SELECTED DELIVERY AGENT or POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S) is misappropriated by a THIRD PARTY, the PARTY first having knowledge of such infringement or misappropriation shall promptly notify the other PARTY in writing. The notice shall set forth the facts of such infringement or misappropriation in reasonable detail.

14.2.2	Prosecution of Actions Related to the FIELD.

(a)	BAXTER shall have the primary right, but not the obligation, to carry out actions against THIRD PARTIES arising from such THIRD PARTIES' infringement or misappropriation of LiPOXEN LICENSED TECHNOLOGY in the FIELD, including the manufacture, use, import or sale of a POTENTIAL PRODUCT or COMMERCIAL PRODUCT(S).

(b)	If BAXTER fails to bring an action or proceeding within a period of sixty (60) days after receiving written notice from LIPOXEN of the possibility of a claim, LIPOXEN shall have the right, but not the obligation, to bring and control any such action using counsel of its own choice, at its own expense. If LIPOXEN determines that BAXTER is an indispensable PARTY to the action, BAXTER hereby consents to be joined. In such event, BAXTER shall have the right to be represented in such action using counsel of its own choice, at its own expense. No settlement, consent judgment or other voluntary final disposition of a suit under this Section 14.2.2(b) may be entered into without the joint consent of LIPOXEN and BAXTER (which consent shall not be withheld unreasonably).

(c)

Awards. If either PARTY brings an action for infringement or misappropriation by a THIRD PARTY under this Section 14.2.2 any damages or other monetary awards or payments in settlement recovered by such PARTY shall be applied first to

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defray the costs arid expenses incurred by both PARTIES in the action (including attorneys fees and expert fees). Any remainder shall be shared by the PARTIES as follows: seventy-five percent (75%) of such remainder shall be retained by BAXTER and twenty-five percent (25%) of such remainder shall be retained by LIPOXEN.

15.	Term and Termination

15.1	Expiration. The term of this AGREEMENT (the "TERM") shall commence on the EFFECTIVE DATE and shall continue until terminated or until it expires as set forth herein. Once a POTENTIAL PRODUCT has been commercialized, this AGREEMENT shall expire on a country-by-country basis upon the expiration of all royalty obligations in the applicable country, unless earlier terminated as provided herein. Upon the expiration of royalty obligations in any applicable country, provided that this AGREEMENT has not been or is not in the future terminated by either PARTY in accordance with its terms, LIPOXEN hereby grants BAXTER and its AFFILIATES a paid-up, exclusive, royalty-free, perpetual, non-cancelable, license, with rights to sublicense, in the FIELD under the LIPOXEN LICENSED TECHNOLOGY to develop, make, have made, import, export, use, sell and have sold POTENTIAL PRODUCTS and COMMERCIAL PRODUCT(S) in the FIELD.

15.2	Termination without Cause.

15.2.1 BAXTER shall be entitled to terminate this AGREEMENT by serving written notice on LIPOXEN at any time during the period commencing on the RESEARCH MIDPOINT and expiring sixty (60) days after the RESEARCH MIDPOINT.

15.2.2 After the OPTION EXERCISE DATE, BAXTER may terminate this AGREEMENT, without liability, upon ninety (90) days written notice to LIPOXEN.

15.3

Termination for Cause. Each PARTY shall have the right to terminate this AGREEMENT by written notice to the other PARTY for a material failure to comply with the material terms of this AGREEMENT by the other PARTY,

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provided such failure to comply is not corrected by the failing PARTY within: (i) thirty (30) days of written notice of any failure to make timely payment of royalties or any other amount that is not in dispute, when due hereunder, or (ii) 90 days of receipt of written notice of any other failure from the non-failing PARTY.

15.4	Termination on Challenge. LIPOXEN may terminate this AGREEMENT by giving written notice to BAXTER if BAXTER, its AFFILIATES or a SUBLICENSEE initiates a claim against LIPOXEN challenging the validity of any of the LIPOXEN PATENT RIGHTS or to challenge the secrecy or substantiality of any of the LIPOXEN KNOW-HOW; provided that LIPOXEN may not exercise its termination rights under this Section if BAXTER, its AFFILIATES or a SUBLICENSEE brings such a claim in response to LIPOXEN's termination of this Agreement (except under this Section) or initiates any other claim or action (whether under contract, intellectual property or other legal theory) against BAXTER, its AFFILIATES or a SUBLICENSEE.

15.5.	Termination for Insolvency. Either party may terminate this Agreement immediately by written notice in the event: (i) the other party voluntarily enters into bankruptcy proceedings; (ii) the other party makes an assignment for the benefit of creditors; (iii) a petition is filed against the other party under a bankruptcy law, a corporate reorganization law, or any other law for relief of debtors or similar law analogous in purpose or effect, which petition is not stayed or dismissed within thirty (30) days of filing thereof; or (iv) the other party enters into liquidation or dissolution proceedings or a receiver is appointed with respect to any assets of the other party, which appointment is not vacated within one hundred and twenty (120) days (herein a BANKRUPTCY PROCEEDING).

15.6

Termination for Lack of Due Diligence. LIPOXEN may terminate this AGREEMENT on giving thirty (30) days written notice to BAXTER if BAXTER fails to meet the due diligence milestones set forth in Schedule IV by the corresponding date provided that: (a) BAXTER has not extended such date by making the corresponding due diligence milestone payment in accordance with Section 8.2; or (b) such failure is not due a force majeure event, or (c) such failure is not due to a material breach or delay by LIPOXEN of the terms of this AGREEMENT which materially affects BAXTER'S ability to meet the date; or (d)

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such failure is not due to a safety, toxicity, efficacy or pharmacokinetics issue or a new regulatory requirement that results in termination of the development of a POTENTIAL PRODUCT (so long as BAXTER commences the development of a different POTENTIAL PRODUCT within a reasonable time frame).

For purposes of clarification, none of the due diligence milestone payments are meant to be additive or cumulative to the MILESTONE PAYMENT obligations. For example, if BAXTER has not achieved the first due diligence milestone entitled "IND Filing" by BAXTER may extend the due diligence milestone date by paying and another after the expiration of such period; in which case (a) such due diligence milestone is no longer applicable and (b) BAXTER shall be relieved of its obligation to make the MILESTONE PAYMENT entitled "IND acceptance (or European equivalent)."

15.7	Effect of Termination or Expiration.

15.7.1	The provisions of Sections 1, 9, 10, 11, 12.1 (to the extent such claim arises prior to the expiration or termination of this AGREEMENT), 12.2, 12.3, 13, 14.1 (to the extent such claim arises prior to the expiration or termination of this AGREEMENT), 14.2 (only to infringement during the term of this AGREEMENT), 15.7, 16, 17 and 18, in each case together with any defined terms applicable to such provisions shall survive expiration or termination of this AGREEMENT for any reason whatsoever.

15.7.2	If this AGREEMENT is terminated by LIPOXEN pursuant to Section 15.3 or by BAXTER pursuant to Section 15.2, then:

(a) BAXTER shall be responsible for all unavoidable costs and expenses, including all costs incurred by LIPOXEN under the RESEARCH PLAN and all necessary expenses associated with personnel and THIRD PARTY subcontractors, non-cancelable commitments, and cash outlays incurred by LIPOXEN in relation to the RESEARCH PLAN and those activities that would reasonably have been required by LIPOXEN in order to meet BAXTER'S forecasted requirements of SELECTED REAGENT;

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(b) BAXTER shall pay LIPOXEN all accrued MILESTONE PAYMENTS and accrued royalties in accordance with the terms of this AGREEMENT; and

(c) BAXTER shall be entitled to sell out all remaining stocks of COMMERCIAL PRODUCT(S) under the terms and conditions set forth in this AGREEMENT.

15.7.4	Subject to the foregoing, if this AGREEMENT expires or is terminated for any reason whatsoever, any licenses and sublicenses granted under this AGREEMENT shall automatically terminate and all licensed rights shall revert in their entirety to the respective licensor.

15.7.5	Termination of this AGREEMENT by a PARTY shall not be an exclusive remedy and all other remedies will be available to the terminating PARTY, in equity and at LAW.

15.7.6	In the event that there is an attempt to terminate this AGREEMENT as part of a BANKRUPTCY PROCEEDING, LIPOXEN hereby agrees to grant and hereby grants BAXTER and its AFFILIATES an exclusive, perpetual, non-cancelable, license, with rights to sublicense, in the FIELD under the LIPOXEN LICENSED TECHNOLOGY to develop, make, have made, import, export, use, sell and have sold POTENTIAL PRODUCTS and COMMERCIAL PRODUCT(S) in the FIELD; provided that BAXTER shall continue to fulfill its royalty obligations under this AGREEMENT. Baxter agrees to pay LIPOXEN, or any trustee in such BANKRUPTCY PROCEEDING a royalty for such a license equivalent to the license royalty provision provided in this AGREEMENT. In addition to the surviving Sections in Section 15.7.1, Sections 3.1, 3.2 and 4.3 shall survive termination or expiration of this Agreement.

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16.	Assignment

Unless otherwise expressly permitted hereunder, neither PARTY may assign any of its rights or delegate any of its duties under this AGREEMENT without the prior written consent of the other PARTY, except that either PARTY may assign any or all of its rights and/or responsibilities hereunder without the other PARTY'S consent as part of: (i) the sale of all or substantially all of the assets or the entire business to which this AGREEMENT relates, (ii) a merger, consolidation, reorganization or other combination with or into another person or entity; or (iii) the transfer or assignment to an AFFILIATE, in each case, pursuant to which the surviving entity or assignee assumes the assigning or merging PARTY'S obligations hereunder. Any assignment made in violation of this Article 16 shall be null and void.

17.	Notices

Wherever notice is required or permitted hereunder, it shall be by personal delivery, first class mail, overnight delivery service, or sent by facsimile transmission, with electronic confirmation, properly directed to the PARTY at its address and contact information listed below. Said address and contact information may be changed from time to time by similar written notice.

If to BAXTER, addressed to:

Baxter Healthcare Corporation

One Baxter Parkway

Deerfield, Illinois 60015

Attention: General Counsel

Telephone: 847.948.3225

Facsimile: 847.948.2450

Baxter Healthcare SA

CH-8304 Wallisellen

Zurich, Switzerland

Attention: Counsel

Telephone: 41 1 878 6199

Facsimile: 41 1 878 6352

With copies to:

Baxter Healthcare Corporation

One Baxter Parkway

Deerfield, Illinois 60015

Attention: President, Venture Management

Telephone: 847.940.6255

Facsimile: 847.940.6273

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Baxter Healthcare SA

CH-8304 Wallisellen

Zurich, Switzerland

Attention:

Telephone: 41 1 878 6199

Facsimile: 41 1 878 6352

If to LIPOXEN, addressed to:

Lipoxen Technologies Limited

Suite 303, Hamilton House

Mabledon Place

London WC1H9BB

Telephone: +44 (0) 20 7727 7940

Facsimile: +44 (0) 20 7504 3500

18.	Miscellaneous

18.1	Force Majeure. Except for each PARTY’S confidentiality and indemnity obligations, the obligations of either PARTY under this AGREEMENT shall be excused during each period of delay caused by matters such as acts of God, strikes, supplier delays, shortages of raw materials, government orders, sufferance of or voluntary compliance with acts of government or governmental regulation, or acts of war or terrorism, which are reasonably beyond the control of the PARTY obligated to perform. Force majeure shall not include a lack of funds, bankruptcy or other financial cause or disadvantage. Nothing contained in this AGREEMENT shall affect either PARTY’S ability or discretion regarding any strike or other employee dispute or disturbance and all such strikes, disputes or disturbances shall be deemed to be beyond the control of such PARTY. A condition of force majeure shall be deemed to continue only so long as the affected PARTY shall be taking all reasonable actions necessary to overcome such condition. If either PARTY shall be affected by a condition of force majeure, such PARTY shall give the other PARTY prompt notice thereof, which notice shall contain the affected PARTY’S estimate of the duration of such condition and a description of the steps being taken or proposed to be taken to overcome such condition of force majeure. Any delay occasioned by any such cause shall not constitute a default under this AGREEMENT, and the obligations of the PARTIES shall be suspended during the period of delay so occasioned. During any period of force majeure, the PARTY that is not directly affected by such condition of force majeure may take any reasonable action necessary to mitigate the effects of such condition of force majeure.

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18.2	Severability. All the terms and provisions of this AGREEMENT are distinct and severable, and if any term or provision is held unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority it shall to that extent be deemed not to form part of this AGREEMENT, and the enforceability, legality and validity of the remainder of this AGREEMENT shall not be affected thereby.

18.3	Variation. This AGREEMENT may not be amended, varied or modified in any manner except by an instrument in writing signed by a duly authorized officer or representative of each PARTY hereto.

18.4	Forbearance and Waiver. No waiver by a PARTY in respect of any breach shall operate as a waiver in respect of any subsequent breach. No forbearance, failure or delay by a PARTY in exercising any right or remedy shall operate as a waiver thereof, nor shall any single or partial forbearance, exercise or waiver of any right or remedy prejudice its further exercise of any right or remedy under this AGREEMENT or at LAW.

18.5	Counterparts; Facsimile. This AGREEMENT may be executed in more than one counterpart, each of which constitutes an original and all of which together shall constitute one enforceable agreement. For purposes of this AGREEMENT and any other document required to be delivered pursuant to this AGREEMENT, facsimiles of signatures shall be deemed to be original signatures. In addition, if any of the Parties sign facsimile copies of this AGREEMENT, such copies shall be deemed originals

18.6	No Partnership. The relationship of the PARTIES is that of independent contractors and this AGREEMENT shall not operate so as to create a partnership or joint venture of any kind between the PARTIES.

18.7

Construction. The PARTIES have participated jointly in the negotiation and drafting of this AGREEMENT. In the event that an ambiguity or question of intent or interpretation arises, this AGREEMENT shall be construed as if drafted jointly by the PARTIES and no presumption or burden of proof shall arise favoring or

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disfavoring any PARTY by virtue of the authorship of any of the provisions of this AGREEMENT. Except where the context otherwise requires, where used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this AGREEMENT are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this AGREEMENT or the intent of any provision contained in this AGREEMENT. The term “includes” and “including” as used herein means including but not limited to.

18.8	Entire Agreement. This AGREEMENT and the Schedules attached hereto constitute the entire understanding between the PARTIES and supersedes any prior or contemporaneous written or oral understanding, negotiations or agreements between and among them respecting the subject matter hereof. This AGREEMENT shall be binding upon, and inure to the benefit of, the PARTIES and their respective successors and assigns. The PARTIES acknowledge that they are not relying on any representation, agreement, term or condition which is not expressly set out in this AGREEMENT.

18.9	Governing LAW. This AGREEMENT shall be governed by and construed in accordance with the LAWS of the State of Illinois, U.S.A. without regard to its or any other jurisdiction’s choice of law rules. Any disputes under this AGREEMENT shall be brought in the state or federal courts located in Illinois. The PARTIES submit to the personal jurisdiction of such courts for any such action, agree that such courts provide a convenient forum for any such action, and waive any objections or challenges to venue with respect to such courts.

18.10

Publicity. Neither PARTY shall make any public announcement concerning this AGREEMENT without the prior written consent of the other PARTY, except that (a) either PARTY is entitled to issue a press release on or soon after the EFFECTIVE DATE provided it obtains the prior approval of the other PARTY and, in the case of BAXTER, is also approved by BAXTER’s corporate and communications department(which the parties acknowledge usually takes at least 5 business days) which shall not be unreasonably withheld, (b) either PARTY is entitled to refer to the existence of this AGREEMENT and any terms which have been disclosed in any BAXTER-approved document or other

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document disclosed under Subsection (c) during the course of financing, or (c) either PARTY may make a statement or announcement concerning this AGREEMENT if counsel to such PARTY advises that such announcement or statement is be required by LAW (including applicable stock exchange rule). In the case of an announcement required by LAW, the other PARTY shall be advised in advance and both parties shall use good faith efforts to cause a mutually agreeable announcement to be issued in a timely basis.

18.11	Compliance with LAWS. Each PARTY will comply with all LAWS in performing its obligations and exercising its rights hereunder. Nothing in this AGREEMENT shall be deemed to permit BAXTER or its SUBLICENSEES to export, re-export or otherwise transfer any information or materials (including [***] DELIVERY AGENT) transferred hereunder or to deal in any way with POTENTIAL PRODUCTS or COMMERCIAL PRODUCT(S) without complying with LAWS.

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IN WITNESS WHEREOF, the PARTIES hereto have caused their authorized representatives to execute this AGREEMENT by signing below:

Signed:
For and on behalf of:		For and on behalf of:
Lipoxen		Baxter Healthcare Corporation

Signature	/s/ M. Scott Mcguire	Signature
Name:	M. Scott Mcguire	Name:
Title:	CEO	Title:

Signed:
For and on behalf of:
BAXTER HEALTHCARE SA

Signature	/s/ B. Lenzlinger		/s/ M. Lukas
Name:	B. Lenzlinger		M. Lukas
Title:	Finance Director Baxter Healthcare SA		Dir. Biolife Europe Plasma Contract Manufacturing

IN WITNESS WHEREOF, the PARTIES hereto have caused their authorized representatives to execute this AGREEMENT by signing below:

Signed:
For and on behalf of:	For and on behalf of
Lipoxen	Baxter Healthcare Corporation

Signature	Signature	/s/ Joy A. Amundson
Name:	Name:	Joy A. Amundson
Title:	Title:	President, BioScience

Signed:
For and on behalf of:
BAXTER HEALTHCARE SA

Signature
Name:
Title:

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SCHEDULE I

PAYMENT SCHEDULE

The total estimated cost for the RESEARCH PLAN is [***] (excluding VAT if applicable) and shall be payable as follows: [***] payable within [***] days after the EFFECTIVE DATE, payable within days after the RESEARCH MIDPOINT, provided BAXTER does not elect to terminate the RESEARCH PROGRAM within [***] days of such RESEARCH MIDPOINT as set out in Section 15.2, and payable within [***] of the ACCEPTANCE DATE of the RESEARCH PLAN. LIPOXEN shall provide BAXTER with a reconciliation of actual expenses within[***] days after the ACCEPTANCE DATE of the RESEARCH PLAN. In the event that the actual cost of the RESEARCH PLAN differs from the estimate, the amounts shall be reconciled on the last payment; provided that any increase in the estimate were pre-approved by BAXTER in writing.

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SCHEDULE II

RESEARCH PLAN

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SCHEDULE III

MILESTONE EVENTS AND PAYMENTS

Assuming BAXTER has exercised the option as set forth in Section 2.3, then, pursuant to Section 8.1, the following MILESTONE PAYMENTS shall be payble by BAXTER to LIPOXEN upon occurrence of the following MILESTONE EVENTS with respect to all POTENTIAL PRODUCTS and COMMERCIAL PRODUCTS (as the case may be) (unless paid under Schedule IV):

MILESTONE EVENTS	MILESTONE PAYMENTS
[***]

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SCHEDULE IV

DUE DILIGENCE MILESTONE EVENTS

BAXTER agrees to meet the due diligence milestone events set forth below by the corresponding date. BAXTER may extend such date once only by paying LIPOXEN the due diligence milestone payments set out below, to be received by LIPOXEN on or prior to the relevant due diligence milestone event date, to extend the date by the number of corresponding months set out below. BAXTER shall be entitled to deduct any due diligence milestone payments from the subsequent MILESTONE PAYMENT that becomes due and payable to LIPOXEN.

Due Diligence Milestone	[***]
1	[***]
2	[***]
3	[***]

[1]	Corresponds to MILESTONE EVENT entitled “IND Filing”
[2]	Corresponds to MILESTONE EVENT entitled “Completion of a Phase II clinical trial anywhere in the world.”
[3]	Corresponds to MILESTONE EVENT entitled “Regulatory Approval: US.”

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SCHEDULE V

LIPOXEN PATENTS

Reference	Country of Filing	Application No.	Grant. Serial or Regn.No.	Application Date	Grant Date
*****

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ID	Task Name	May '0	Jul '05	Sep '0	Nov '0	Jan '0	Mar '0	May '0	Jul '06	Sep '0	Nov '0
1	[redacted]										
2											
3											
4											
5											
6											
7											
8											
9											
10											
11											
12											
13											
14											
15											
16											
17											
18											
19											
20											
21											
22											
23											
24											
25											
26											
27											
28											
29											
30											

Project: [redacted]
Date: [redacted]

Task	Milestone	External Tasks
Split	Summary	External Milestone
Progress	Project Summary	Deadline

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